UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 28, 2011
iGo, Inc.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

0-30907 (Commission File Number)	86-0843914 (IRS Employer Identification No.)

17800 North Perimeter Dr., Suite 200, Scottsdale, AZ (Address of Principal Executive Offices)	85255 (Zip Code)
(480) 596-0061
(Address of principal executive offices and Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, If Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On April 28, 2011, the Compensation and Human Resources Committee of the Board of Directors (the “Committee”) of iGo, Inc. (“iGo”) awarded restricted stock units (“RSUs”) to iGo’s executive officers pursuant to iGo’s Omnibus Long-Term Incentive Plan (the “Omnibus Plan”). Michael D. Heil, President and Chief Executive Officer, was awarded 150,000 RSUs and each of Darryl S. Baker, Vice President, Chief Financial Officer and Treasurer, Brian Dennison, Vice President, Americas Sales, Brian M. Roberts, Vice President, General Counsel and Secretary, and Walter F. Thornton, Vice President, Product Management and Supply Chain, were awarded 60,000 RSUs. Each of the RSU awards will vest 33% per year over three years and may vest earlier, in full, upon a change in control of iGo or, on a pro rata basis, upon the executive’s death, disability or termination without cause.
     In addition, the Committee approved a program that would result in issuances of unrestricted shares of iGo common stock (“iGo Shares”) to iGo’s executive officers pursuant to the Omnibus Plan if the Committee determines in its discretion that iGo achieves its annual revenue and earnings before interest, taxes, depreciation and amortization (“EBITDA”) performance objectives for the years ended December 31, 2011 and December 31, 2012 (the “iGo Performance Share Program”). Under the iGo Performance Share Program, Mr. Heil has the opportunity to earn up to an additional 37,500 iGo Shares in the spring of 2012 if the Committee determines that iGo achieves its 2011 revenue and EBITDA performance objectives and another 37,500 iGo Shares in the spring of 2013 if the Committee determines that iGo achieves its 2012 revenue and EBITDA performance objectives. Under the iGo Performance Share Program, each of Messrs. Baker, Dennison, Roberts and Thornton has the opportunity to earn up to an additional 15,000 iGo Shares in the spring of 2012 if the Committee determines that iGo achieves its 2011 revenue and EBITDA performance objectives and another 15,000 iGo Shares in the spring of 2013 if the Committee determines that iGo achieves its 2012 revenue and EBITDA performance objectives.
     A copy of the form agreement relating to each RSU award is attached as Exhibit 10.1 and is incorporated by reference herein. The above description of the terms of the RSU awards is not complete and is subject to the terms of the form RSU agreement attached hereto.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description

10.1	Form of Restricted Stock Unit Award Agreement+

+	Management or compensatory plan or agreement

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IGO, INC.
Dated: May 2, 2011	By:	/s/ Darryl S. Baker
Darryl S. Baker
Vice President, Chief Financial Officer & Treasurer